EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 29, 2007 relating to the financial statements of Apollo Group, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended August 31, 2007.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
October 29, 2007